REGISTRATION STATEMENT NO. 33-33691
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 18


                         THE TRAVELERS INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
                                   -----------
         (State or other jurisdiction of incorporation or organization)

                I.R.S. Employer Identification Number: 06-0566090

         ONE CITYPLACE, HARTFORD, CONNECTICUT 06103-3415 (860) 308-1000
         --------------------------------------------------------------
    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                             JAMES L. LIPSCOMB, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                         The Travelers Insurance Company
                                  One Cityplace
                        Hartford, Connecticut 06103-3415
                                 (860) 308-1000
                                 --------------
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                    ---------

                                   COPIES TO:

                              Diane E. Ambler, Esq.
                   Kirkpatrick & Lockhart Nicholson Graham LLP
                               1601 K Street, N.W.
                             Washington, D.C. 20006

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Action registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering |_|

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                         THE TRAVELERS INSURANCE COMPANY

                     FORM OF MODIFIED CROSS REFERENCE SHEET

                                     M-MARK


=====================================================================================================================
ITEM NO.        FORM S-1 REGISTRATION FORM           FORM S-2 REGISTRATION FORM            LOCATION IN PROSPECTUS
---------------------------------------------------------------------------------------------------------------------
1               Forepart of the Registration         Forepart of the Registration          Forepart of the
                Statement and Outside Front Cover    Statement and Outside Front Cover     Registration Statement
                Page of Prospectus                   Page of Prospectus                    and Cover Page
---------------------------------------------------------------------------------------------------------------------
2               Inside Front and Outside Back        Inside Front and Outside Back Cover   Front and Back Cover Pages
                Cover Pages of Prospectus            Pages of Prospectus
---------------------------------------------------------------------------------------------------------------------
3               Summary Information, Risk Factors    Summary Information, Risk Factors     Summary; Charges and
                and Ratio of Earnings to Fixed       and Ratio of Earnings to Fixed        Deductions
                Charges                              Charges
---------------------------------------------------------------------------------------------------------------------
4               Use of Proceeds                      Use of Proceeds                       The Contract
---------------------------------------------------------------------------------------------------------------------
5               Determination of Offering Price      Determination of Offering Price       Purchase Payment
---------------------------------------------------------------------------------------------------------------------
6               Dilution                             Dilution                              N/A
---------------------------------------------------------------------------------------------------------------------
7               Selling Security Holders             Selling Security Holders              N/A
---------------------------------------------------------------------------------------------------------------------
8               Plan of Distribution                 Plan of Distribution                  Distribution of the
                                                                                           Contracts
---------------------------------------------------------------------------------------------------------------------
9               Description of Securities to be      Description of Securities to be       Summary; The Contract
                Registered                           Registered
---------------------------------------------------------------------------------------------------------------------
10              Interests of Named Experts and       Interests of Named Experts and        Experts, Legal Opinion
                Counsel                              Counsel
---------------------------------------------------------------------------------------------------------------------
11              Information with Respect to          Information with Respect to           The Insurance Company
                Registrant                           Registrant
---------------------------------------------------------------------------------------------------------------------
11A             Material Changes                     N/A [Included in Item 11(a)(4)]
---------------------------------------------------------------------------------------------------------------------
12              Incorporation of Certain             Incorporation of Certain              Information Incorporated
                Information by Reference             Information by Reference              by Reference
---------------------------------------------------------------------------------------------------------------------
12A             Disclosure of Commission Position    N/A                                   See Part II, Item 14
                on Indemnification for Securities
                Act Liability
---------------------------------------------------------------------------------------------------------------------
13              N/A                                  Disclosure of Commission Position     N/A
                                                     on Indemnification for Securities
                                                     Act Liability
=====================================================================================================================

                    METLIFE INSURANCE COMPANY OF CONNECTICUT*

                                     T-MARK

--------------------------------------------------------------------------------
*The Travelers Insurance Company has filed for approval to change its name to MetLife Insurance Company of Connecticut. The change will be effective May 1, 2006 pending regulatory approval. You will receive a Contract endorsement notifying you of the name change once it has occurred.
--------------------------------------------------------------------------------

Book 27                                                              May 1, 2006

                                     T-MARK
                                   PROSPECTUS

T-Mark Contracts are group or individual modified guaranteed annuities ("Contracts"), which provide a guaranteed fixed rate of return for your investment if you do not surrender your Contract before the Guarantee Period ends. Generally, if you do surrender your Contract before the Guarantee Period ends, your Contract Value paid to you will be subject to a market value adjustment and surrender charges.


This prospectus explains:

      o     the Contract (single Purchase Payment)

      o the MetLife Insurance Company of Connecticut (formerly, The Travelers Insurance Company)* and MetLife of CT Separate Account MGA (formerly, The Travelers Separate Account MGA)

      o     the Guarantee Periods and Interest Rates

      o     Surrenders

      o     Surrender Charges

      o     Market Value Adjustment

      o     Death Benefit

      o     Annuity Payments

      o     other aspects of the Contract

This Contract is issued by MetLife Insurance Company of Connecticut. The Company is located at One Cityplace, 185 Asylum Street, Hartford, Connecticut 06103-3415. The telephone number is 1-800-233-3591. MLI Distribution LLC (formerly, Travelers Distribution LLC), One Cityplace, Hartford, Connecticut 06103-3415, is the principal underwriter and distributor of the Contracts.

--------------------------------------------------------------------------------
*The Travelers Insurance Company has filed for approval to change its name to MetLife Insurance Company of Connecticut. The change will be effective May 1, 2006 pending regulatory approval. You will receive a Policy endorsement notifying you of the name change once it has occurred.
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                          PROSPECTUS DATED MAY 1, 2006.

                                TABLE OF CONTENTS

Special Terms..................................................  Special Terms-1

Prospectus Summary.............................................                1

The Insurance Company..........................................                2

The Contracts..................................................                2

Application and Purchase Payment...............................                2

Right to Cancel................................................                2

Guarantee Periods..............................................                3

Establishment of Guaranteed Interest Rates.....................                4

Surrenders.....................................................                4

General........................................................                4

Surrender Charge...............................................                4

Market Value Adjustment........................................                5

Waiver of Surrender Charge.....................................                5

Premium Taxes..................................................                6

Death Benefit..................................................                6

Annuity Period.................................................                6

Election of Annuity Commencement Date and Form of Annuity......                6

Change of Annuity Commencement Date or Annuity Option..........                6

Annuity Options................................................                6

Annuity Payment................................................                7

Death of Annuitant After Annuity Commencement Date.............                7

Income Options.................................................                7

Investments by the Company.....................................                8

Amendment of the Contracts.....................................                8

Assignment of the Contracts....................................                8

Distribution of the Contracts..................................                8

Federal Tax Considerations.....................................               10

General........................................................               10

Deferred Non-Qualified Annuity Contracts.......................               11

Qualified Annuity Contracts....................................               14

Penalty Tax for Premature Distribution.........................               19

The Employment Retirement Income Security Act of 1974..........               20

Federal Income Tax Withholding & Eligible Rollover
  Distributions................................................               20

Other Tax Considerations.......................................               21

Hurricane Relief...............................................               21

Puerto Rico Tax Considerations.................................               22

Non-Resident Aliens............................................               22

Information Incorporated by Reference..........................               22

Experts........................................................               23

Appendix A.....................................................              A-1

Appendix B.....................................................              B-1

                                  SPECIAL TERMS
--------------------------------------------------------------------------------

In this Prospectus the following terms have the indicated meanings:

ACCOUNT -- An Account is the Cash Value or Cash Surrender Value credited to a Participant or Owner.

ACCUMULATED VALUE -- The Purchase Payment plus all interest earned, minus all surrenders, surrender charges and applicable premium tax previously deducted.

ANNUITANT -- The person upon whose life the Contract is issued.

ANNUITY COMMENCEMENT DATE -- The date on which annuity payments are to start. The date may be designated in the Contract or elected by the Owner.

BENEFICIARY -- The person entitled to receive benefits under the Contract in case of the death of the Annuitant or the Owner, or joint Owner, as applicable.

CASH SURRENDER VALUE -- The Cash Value less surrender charges and any applicable premium tax.

CASH VALUE -- The Maturity Value of a Deposit on the Maturity Date or the Market Adjusted Value before the Maturity Date of that Deposit.

CERTIFICATE -- Evidence of a participating interest under a Group Contract. Any reference in this Prospectus to Certificate includes the underlying Group Contract.

COMPANY (WE, US, OUR) -- The MetLife Insurance Company of Connecticut.

CONTRACT -- For a group Contract, the certificate evidencing a participating interest in the group annuity Contract. Any reference in this Prospectus to Contract includes the underlying group annuity Contract. For an individual Contract, the individual annuity Contract.

CONTRACT DATE -- The effective date of participation under the group annuity Contract as designated in the certificate, or the date of issue of an individual annuity Contract.

CONTRACT YEAR -- A continuous twelve-month period beginning on the Contract Date and each anniversary thereof.

DEPOSIT -- The premium payment applied to the Contract less premium taxes if applicable.

FREE INTEREST -- The interest credited in the previous Contract Year which is not subject to a surrender charge or a Market Value Adjustment.

GUARANTEE PERIOD -- The period for which either an initial or subsequent Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE -- The annual effective interest rate credited during the Guarantee Period.

HOME OFFICE -- The principal executive offices of MetLife Insurance Company of Connecticut located at Annuity Operations and Services, One Cityplace, Hartford, Connecticut 06103-3415.

MARKET VALUE ADJUSTMENT -- The Market Value Adjustment reflects the relationship, at the time of surrender, between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the duration left in your Guarantee Period, and the Guaranteed Interest Rate that applies to your Contract.

MATURITY VALUE -- The accumulated value of a Purchase Payment at the Guaranteed Interest Rate at the end of the Guarantee Period selected, minus all surrenders, surrender charges and premium taxes previously deducted.

OWNER (YOU, YOURS) -- For an individual Contract, the person or entity to whom the individual Contract is issued. For a group Contract, the person or entity to whom the certificate under a group annuity Contract is issued.


                                Special Terms-1

                               PROSPECTUS SUMMARY
--------------------------------------------------------------------------------

MetLife Insurance Company of Connecticut (the "Company," "We," "Us"), a wholly-owned subsidiary of MetLife, Inc., is offering group and individual modified guaranteed annuity contracts to eligible individuals. If a group contract is purchased, we issue certificates to the individual participants. Where we refer to "you," we are referring to the individual contract owner or to the group participant, as applicable. For convenience, this prospectus refers to Contracts and Certificates as "Contracts." Modified Guaranteed Annuities offer a guaranteed fixed rate of return on your principal investment if you do not surrender your Contract before the Guarantee Period ends. If you do surrender your Contract before the end of the Guarantee Period, generally your Cash Value is subject to a Market Value Adjustment and Surrender Charge (if applicable).

You may select an initial Guarantee Period from those available from the Company. Currently, we offer Guarantee Periods up to ten years. Interest on the Purchase Payment is credited on a daily basis and so compounded in the Guaranteed Interest Rate. (See "Accumulation Period -- Guarantee Periods" and "Establishment of Guaranteed Interest Rates.")

At the end of each Guarantee Period, a subsequent Guarantee Period of seven days will automatically begin unless you elect another duration within thirty days before the Guarantee Period ends.

You may surrender your Contract, but the Cash Value may be subject to a Surrender Charge and/or a Market Value Adjustment. A full or partial surrender made prior to the end of a Guarantee Period will be subject to a Market Value Adjustment. The surrender charge will be assessed as a percentage of the Cash Value withdrawn as follows:

                     YEARS SINCE                   SURRENDER
                    DEPOSIT MADE                     CHARGE
                    ------------                   ---------
                         0-1                           7%
                          2                            6%
                          3                            5%
                          4                            4%
                          5                            3%
                      6 or more                        0%

The surrender charges listed above apply to full or partial surrenders, regardless of the length of the Guarantee Period selected. The surrender charge will apply if a surrender occurs at the expiration date of the Guarantee Period for Deposits in the contract less than five years.

There is no Market Value Adjustment if you surrender at the end of a guarantee period. Any such surrender request must be in writing and received by us within 30 days before the Guarantee Period ends. You may request any interest that has been credited during the prior Contract Year. No surrender charge or Market Value Adjustment will be imposed on such interest payments; however, all applicable premium taxes will be deducted. Any such surrender may also be subject to federal and state taxes. (See "Surrenders and Federal Tax Considerations.")

The Market Value Adjustment reflects the relationship between the current Guaranteed Interest Rate for the time left in the Guarantee Period at surrender and the Guaranteed Interest Rate that applies to your Contract. The Market Value Adjustment amount primarily depends on the interest rates the Company receives on its investments when the current Guaranteed Interest Rates are established. The Market Value Adjustment is sensitive, therefore, to changes in interest rates. It is possible that the amount you receive upon surrender may be less than your original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount you receive upon surrender may be more than your original Purchase Payment plus accrued interest.

On the Annuity Commencement Date specified by you, the Company will make either a lump sum payment or start to pay a series of payments based on the annuity options you select. (See "Annuity Period.")

If a Participant under a group contract or an annuitant under an individual Contract dies before the Annuity Commencement Date, we will pay a death benefit to the beneficiary. This death benefit equals (a) the greater of the Cash Value or the Accumulated Value of the Contract if death occurs before age 65 or (b) the Cash Value of the Contract if death occurs on or after age 65, less any applicable premium tax.

We will deduct any applicable premium taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract. (See "Surrenders -- Premium Taxes.")

                              THE INSURANCE COMPANY
--------------------------------------------------------------------------------


MetLife Insurance Company of Connecticut (formerly, The Travelers Insurance Company) is a stock insurance company chartered in 1863 in the state of Connecticut and has been continuously engaged in the insurance business since that time. The Company is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is a wholly-owned subsidiary of MetLife, Inc., a publicly traded company. MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The Company's home office is located at One Cityplace, Hartford, Connecticut 06103-3415.


                                  THE CONTRACTS
--------------------------------------------------------------------------------

APPLICATION AND PURCHASE PAYMENT

For the Company to issue a Contract to you, you must:

      o     Complete an application or an order to purchase

      o     Include your minimum Purchase Payment of at least $5,000 and

      o     Submit both to our Home Office for approval.

The Company may:

      o Accept Purchase Payments up to $1 million within a 12 month period without prior approval

      o Contact you or your agent if the application or order form is not properly completed

      o Return your entire application or order form and Purchase Payment if not properly completed.

RIGHT TO CANCEL

You may return your Contract to us at our Home Office within 10 days of your original Purchase Payment in most states. Refer to your Contract for any state-specific information.

                                GUARANTEE PERIODS
--------------------------------------------------------------------------------

You will select the duration of the Guarantee Period and corresponding Guaranteed Interest Rate. Your Purchase Payment will earn interest at the Guaranteed Interest Rate during the entire Guarantee Period. All interest earned will be credited daily; this compounding effect is reflected in the Guaranteed Interest Rate.

             EXAMPLE OF COMPOUNDING AT THE GUARANTEED INTEREST RATE

Beginning Account Value:                  $50,000
Guarantee Period:                         5 years
Guaranteed Interest Rate:                 5.50% Annual Effective Rate

                                                                            END OF CONTRACT YEAR
                                                   ----------------------------------------------------------------------
                                                     YEAR I         YEAR 2         YEAR 3        YEAR 4         YEAR 5
----------------------------------------------     -----------   ------------   ------------  ------------   ------------
Beginning Account Value                            $ 50,000.00
X (1 + Guaranteed Interest Rate)                         1.055
                                                   -----------
                                                   $ 52,750.00
                                                   ===========
Account Value at end of Contract Year 1                          $  52,750.00
X (I + Guaranteed Interest Rate)                                        1.055
                                                                 ------------
                                                                 $  55,651.25
                                                                 ============
Account Value at end of Contract Year 2                                         $  55,651.25
X (I + Guaranteed Interest Rate)                                                       1.055
                                                                                ------------
                                                                                $  58,712.07
                                                                                ============
Account Value at end of Contract Year 3                                                       $  58,712.07
X (1 + Guaranteed Interest Rate)                                                                     1.055
                                                                                              ------------
                                                                                              $  61,941.23
                                                                                              ============
Account Value at end of Contract Year 4                                                                      $  61,941.23
X (1 + Guaranteed Interest Rate)                                                                                    1.055
                                                                                                             ------------
                                                                                                             $  65,348.00
                                                                                                             ============
Account Value at end of Guarantee Period (i.e.                                                               $  65,348.00
Maturity Value)                                                                                              ============

Total Interest Credited in Guarantee Period -- $65,348.00 - 50,000.00 =
                                               $15,348.00
Account Value at end of Guarantee Period -- $50,000.00 + 15,348.00 = $65,348.00

THE ABOVE EXAMPLE ASSUMES NO SURRENDERS, DEDUCTIONS FOR PREMIUM TAXES, OR PRE-AUTHORIZED PAYMENT OF INTEREST DURING THE ENTIRE FIVE-YEAR PERIOD. A MARKET VALUE ADJUSTMENT OR SURRENDER CHARGE MAY APPLY TO ANY SUCH INTERIM SURRENDER (SEE "SURRENDERS" BELOW). THE HYPOTHETICAL GUARANTEED INTEREST RATES ARE ILLUSTRATIVE ONLY AND ARE NOT INTENDED TO PREDICT FUTURE GUARANTEED INTEREST RATES TO BE DECLARED UNDER THE CONTRACT. ACTUAL GUARANTEED INTEREST RATES DECLARED FOR ANY GIVEN TIME MAY BE MORE OR LESS THAN THOSE SHOWN.

We will notify you about subsequent Guarantee Periods near the end of your current Guarantee Period. At the end of a Guarantee Period:

      o You may elect a subsequent Guarantee Period by telephone or in writing

      o Your Account Value will be transferred to the new Guarantee Period at the Guaranteed Interest Rate offered at that time

      o If you do not make any election, we will automatically transfer the Account Values into a 7 day Guarantee Period, which you may transfer out of into a new Guarantee Period with no transfer, surrender or Market Value Adjustment charge.

In no event may subsequent Guarantee Periods extend beyond the Annuity Commencement Date then in effect.

                   ESTABLISHMENT OF GUARANTEED INTEREST RATES
--------------------------------------------------------------------------------

When you purchase your Contract, you will know the Guaranteed Interest Rate for the Guarantee Period you choose. We will send you a confirmation showing the amount of your Purchase Payment and the applicable Guaranteed Interest Rate. After the end of each calendar year, we will send you a statement that will show:

      o     your Account Value as of the end of the preceding year

      o     all transactions regarding your Contract during the year

      o     your Account Value at the end of the current year

      o     the Guaranteed Interest Rate being credited to your Contract.

The Company has no specific formula for determining Guaranteed Interest Rates in the future. The Guaranteed Interest Rates will be declared from time to time as market conditions dictate. (See "Investments by the Company.") In addition, the Company may also consider various other factors in determining Guaranteed Interest Rates for a given period, including regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors.

THE COMPANY WILL MAKE THE FINAL DETERMINATION AS TO GUARANTEED INTEREST RATES TO BE DECLARED. WE CANNOT PREDICT NOR CAN WE GUARANTEE FUTURE GUARANTEED INTEREST RATES.

                                   SURRENDERS
--------------------------------------------------------------------------------

GENERAL

You may make a full or partial surrender at any time, subject to certain tax law and retirement plan restrictions, and surrender charges described below. In the case of all surrenders, the Cash Value and Maturity Value will be reduced.

Upon request, we will inform you of the amount payable upon a full or partial surrender. Any full, partial or special surrender may be subject to tax. (See "Federal Tax Considerations.")

Participants in Section 403(b) tax-deferred annuity plans may not make surrenders from certain amounts before the earliest of age 59 (1)/2, separation from service, death, disability or hardship. (See "Federal Tax Considerations --
Section 403(b) Plans and Arrangements.")

SURRENDER CHARGE

There are no front-end sales charges. A surrender charge may be assessed on surrenders made before the end of the fifth year since your Purchase Payment was made. The surrender charge is computed as a percentage of the Cash Value being surrendered.

                                                     CHARGE AS A
                     YEARS SINCE                 PERCENTAGE OF CASH
                   DEPOSIT WAS MADE                     VALUE
                   ----------------              ------------------
                      1 or less                          7%
                          2                              6%
                          3                              5%
                          4                              4%
                          5                              3%
                      Thereafter                         0%

The surrender charges listed above will apply to full or partial surrenders, regardless of the length of the Guarantee Period selected. For example, assume a Guarantee Period of four years. In this case, any surrenders made during the fourth year, even on the Maturity Date, will be subject to a 4% Surrender Charge.

MARKET VALUE ADJUSTMENT


The Market Value Adjustment may adjust up or down the amount payable on a full or partial current before the end of any guarantee period.


The Market Value Adjustment is the relationship between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the time left in your Guarantee Period, and the Guaranteed Interest Rate that applies to your Contract.

Generally, if your Guaranteed Interest Rate is lower than, or less than 0.50 percent higher than, the applicable current Guaranteed Interest Rate, then the Market Value Adjustment will result in a lower payment upon surrender. Conversely, if your Guaranteed Interest Rate is more than 0.50 percent higher than the applicable current Guaranteed Interest Rate, the Market Value Adjustment will result in a higher payment upon surrender.

The Market Value Adjustment amount primarily depends on the level of interest rates on the Company's investments when the current Guaranteed Interest Rates are established. The Market Adjusted Value is sensitive, therefore, to changes in current interest rates. It is possible that the amount you receive upon surrender would be less than the original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount you receive upon surrender may be more than the original Purchase Payment plus accrued interest.

Appendix A shows the formula for calculating the Market Value Adjustment as well as an additional illustration of the application of the Market Value Adjustment.

WAIVER OF SURRENDER CHARGE


The surrender charge will be waived if:


      o     an annuity payout is begun

      o a level Income Option of at least three years' duration is begun after the first Certificate Year or Contract Year, as applicable

      o the Participant of a Group Contract, or Annuitant of an Individual Contract becomes disabled (as defined by the Internal Revenue Service ("IRS")) subsequent to purchase of the Certificate or Contract

      o the Participant of a Group Contract, or Annuitant of an Individual Contract dies

      o the Participant of a Group Contract, or Annuitant of an Individual Contract under a tax deferred annuity plan (403(b) plan) retires after age 55, provided the Certificate or Contract has been in effect five years or more and the proceeds are paid by check made payable to the owner of the Group Contract

      o the Participant of a Group Contract, or Annuitant of an Individual Contract under an IRA plan reaches age 70 1/2, provided the Certificate or Contract, as applicable, has been in effect five years or more

      o the Participant of a Group Contract, or Annuitant of an Individual Contract under a qualified pension or profit-sharing plan, including a 401 (k) plan, retires at or after age 59 1/2, provided the Certificate or Contract, as applicable, has been in effect five years or more; or if refunds are made to satisfy the anti-discrimination test; (for Participants or Annuitants under contracts issued before May 1, 1992, the surrender charge will also be waived if he or she retires at normal retirement age (as defined by the plan), provided the Certificate or Contract has been in effect one year or more) or

      o the Participant of a Group Contract, or Annuitant of an Individual Contract under a Section 457 deferred compensation plan retires and the Certificate or Contract has been in effect five years or more, or if a financial hardship or disability withdrawal has been allowed by the plan administrator under applicable IRS rules.

In addition, for individuals under a 403(b) annuity, a pension or profit-sharing plan, or a Section 457 deferred compensation plan, there is a 10% free withdrawal allowance for partial surrenders prior to the Annuity Commencement Date. An individual under an IRA plan who is over age 59 1/2 has a 20% free withdrawal allowance. This means that, each Certificate or Contract Year after the first such year, for the first partial surrender made in that year, 10% (20% for IRA plans) of his or her Cash Value may be withdrawn without a surrender charge. All Cash Values withdrawn will reflect any applicable Market Value Adjustment. Full surrenders are not eligible for the free withdrawal allowance. Failure to use all or part of the free withdrawal allowance in any Certificate or Contract Year forfeits the balance of the allowance for that year. For 403(b) plan participants, partial and full surrenders may be subject to restrictions. (See "Section 403(b) Plans and Arrangements.")

PREMIUM TAXES

Certain state and local governments impose premium taxes. These taxes currently range from 0% to 3.5%, depending upon jurisdiction. The Company is responsible for paying these taxes and will determine the method used to recover premium tax expenses incurred. The Company will deduct any applicable premium taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract, but no earlier than when the Company has a tax liability under state law.

RESTRICTIONS ON FINANCIAL TRANSACTIONS

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, surrenders, or death benefits, until the instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your contract to government regulators.

                                  DEATH BENEFIT
--------------------------------------------------------------------------------


If a Participant under a group Contract, or an Annuitant under an individual Contract dies before his or her Annuity Commencement Date, the Death Benefit payable to the Beneficiary will equal (a) the greater of the Cash Value or the Accumulated Value of the Contract, if death occurs before age 65; or (b) the Cash Value of the Contract, if death occurs on or after age 65 less any applicable premium tax. No market value adjustment is made upon the payment of a Death Benefit.

A qualified group Contract issued in connection with a qualified plan will not provide a death benefit on those accounts held by individual participants, except for group 403(b) annuity Contracts.


                                 ANNUITY PERIOD
--------------------------------------------------------------------------------

ELECTION OF ANNUITY COMMENCEMENT DATE AND FORM OF ANNUITY

You can select an Annuity Commencement Date at the time you apply for a Contract. If no date is elected, for nonqualified Contracts, the automatic default age is 75 (or ten years after the date of purchase, if later). For qualified Contracts, the automatic default age is 70. Within 30 days before your Annuity Commencement Date, you may elect to have all or a portion of your Cash Surrender Value paid in a lump sum on your Annuity Commencement Date. Or, at least 30 days before the Annuity Commencement Date, you may elect to have your Cash Value or a portion thereof (less applicable premium taxes, if any) distributed under any of the Annuity Options described below.

If no option is elected and you do not have a spouse on the Annuity Commencement Date, the Cash Value will be applied on the Annuity Commencement Date under the Second Option to provide a life annuity with 120 monthly payments certain. If you do have a spouse, the Cash Value will be applied to Option 4, to provide a Joint and Last Survivor Life Annuity.

CHANGE OF ANNUITY COMMENCEMENT DATE OR ANNUITY OPTION

You may change the Annuity Commencement Date at any time as long as such change is made in writing and is received by us at least 30 days prior to the scheduled Annuity Commencement Date. Once an Annuity Option has begun, it may not be changed.

ANNUITY OPTIONS

Any one of the following Annuity Options may be elected. Annuity payments may be available on a monthly, quarterly, semiannual or annual basis. The minimum amount that may be applied to Annuity Options is $5,000 unless we consent to a smaller amount.

Option 1 -- Life Annuity -- No Refund: The Company will make annuity payments during the lifetime of the annuitant ending with the last payment before death. This option offers the maximum periodic payment, since there is no assurance of a minimum number of payments or provision for a death benefit for beneficiaries.

Option 2 -- Life Annuity With 120,180 or 240 Monthly Payments Assured: The Company will make monthly annuity payments during the lifetime of the annuitant, with the agreement that if, at the death of that person, payments have been made for less than 120, 180 or 240 months as elected, we will continue making payments to the beneficiary during the remainder of the period.

Option 3 -- Cash Refund Life Annuity: The Company will make monthly annuity payments during the lifetime of the Annuitant. Upon the death of the Annuitant, the Beneficiary will receive a payment equal to the Cash Value applied to this option on the Annuity Commencement Date minus the dollar amount of annuity payments already paid.

Option 4 -- Joint And Last Survivor Life Annuity -- No Refund: The Company will make regular annuity payments during the lifetime of the annuitant and a second person. When either person dies, we will continue making payments to the survivor. No further payments will be made following the death of the survivor.

Option 5 -- Other Annuity Options: An annuity payable as is mutually agreed on by the Company and the Annuitant or Owner, as provided in the Plan, if any.

The Tables in the Contract reflect guaranteed dollar amounts of monthly payments for each $1,000 applied under the first five Annuity Options listed above. Under Option 1, 2 or 3, the amount of each payment will depend upon the age (and, for nonqualified Contracts, sex) of the Annuitant at the time the first payment is due. Under Option 4, the amount of each payment will depend upon the payees' ages at the time the first payment is due (and, for nonqualified Contracts, the sex of both payees).

The Tables for Options 1, 2, 3 and 4 are based on the Progressive Annuitant Table (assuming births in the year 1900) with age set back two years and a net investment rate of 3.5% per annum. If mortality appears more favorable and interest rates so justify, at our discretion, we may apply other tables that will result in higher payments for each $1,000 applied under one or more of the first four Annuity Options.

ANNUITY PAYMENT

The first payment under any Annuity Option will be made on the first day of the month following the Annuity Commencement Date. Subsequent payments will be made in accordance with the manner of payment selected and are based on the first payment date.

The option elected must result in a payment at least equal to the minimum payment amount according to Company rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable to the Annuitant.

Once annuity payments have begun, no surrender of the annuity benefit can be made for the purpose of receiving a lump-sum settlement.

DEATH OF ANNUITANT AFTER ANNUITY COMMENCEMENT DATE

If the Annuitant dies after the Annuity Commencement Date, any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect.

INCOME OPTIONS

Instead of one of the Annuity Options described above, and subject to the conditions described under Election of Options, all or part of the Cash Surrender Value of the Contract may be paid under one or more of the following Income Options, provided that they are consistent with federal tax law qualification requirements. Payments under the Income Options may be elected on a monthly, quarterly, semiannual or annual basis:

Option 1 -- Payments of a Fixed Amount. The Company will make equal payments of the amount elected until the Cash Value applied under this option has been exhausted. The final payment will include any amount insufficient to make another full payment.

Option 2 -- Payments for a Fixed Period. The Company will make payments for the period selected. The payment will be based on a minimum net investment rate of 3.5% per annum.

Option 3 -- Other Income Options. The Company will make any other arrangements for Income Payments as may be mutually agreed upon.

The amount applied to effect an Income Option will be the Cash Value as of the date Income Payments commence, less any applicable premium taxes not previously deducted and any applicable surrender charge. The Income Options differ from Annuity Options in that the amount of the payments made under Income Options are unrelated to the length of life of any person. Thus, the Annuitant may outlive the payment period.

                           INVESTMENTS BY THE COMPANY
--------------------------------------------------------------------------------

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. Purchase Payments made to the Contracts are invested in Separate Account MGA, a non-unitized separate account and are not chargeable with liabilities arising out of any other business that the Company may conduct. Owners do not share in the investment performance of assets allocated to Separate Account MGA. The obligations under the Contract are independent of the investment performance of Separate Account MGA and are the obligations of the Company.

In establishing Guaranteed Interest Rates, the Company will consider the yields on fixed income securities that are part of the Company's current investment strategy for the Contracts at the time that the Guaranteed Interest Rates are established. (See Establishment of Guaranteed Interest Rates.) The current investment strategy for the Contracts is to invest in fixed income securities, including public bonds, privately placed bonds, and mortgages, some of which may be zero coupon securities. While this generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal and state laws.

                           AMENDMENT OF THE CONTRACTS
--------------------------------------------------------------------------------

We reserve the right to amend the Contracts to comply with applicable federal or state laws or regulations. We will notify you in writing of any such amendments.

                           ASSIGNMENT OF THE CONTRACTS
--------------------------------------------------------------------------------

Our rights as evidenced by a Contract may be assigned as permitted by applicable law. An assignment will not be binding upon us until we receive notice from you in writing. Ownership of Contracts issued in connection with Section 401(a), 401(k), 403(c), 403(b), 408, 414(d) or 457 plans may not generally be assigned. We assume no responsibility for the validity or effect of any assignment. You should consult your tax adviser regarding the tax consequences of an assignment.

                          DISTRIBUTION OF THE CONTRACTS
--------------------------------------------------------------------------------


DISTRIBUTION AND PRINCIPAL UNDERWRITING AGREEMENT. MetLife Insurance Company of Connecticut and MetLife Life and Annuity Company of Connecticut (together the "Company") have appointed MLI Distribution LLC (formerly, Travelers Distribution
LLC) ("MLIDLLC") to serve as the principal underwriter and distributor of the securities offered through this prospectus, pursuant to the terms of a Distribution and Principal Underwriting Agreement. MLIDLLC, which is an affiliate of the Company, also acts as the principal underwriter and distributor of other annuity contracts and variable annuity contracts and variable life insurance policies issued by the Company and its affiliated companies. The

Company reimburses MLIDLLC for expenses MLIDLLC incurs in distributing the Contracts (e.g. commissions payable to retail broker-dealers who sell the Contracts). MLIDLLC does not retain any fees under the Contracts.

MLIDLLC's principal executive offices are located at One Cityplace, Hartford, Connecticut 06103. MLIDLLC is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as well as the securities commissions in the states in which it operates, and is a member of the National Association of Securities Dealers, Inc. ("NASD").


MLIDLLC and the Company enter into selling agreements with affiliated and unaffiliated broker-dealers who are registered with the SEC and are members of the NASD, and with entities that may offer the Contracts but are exempt from registration. Applications for the Contract are solicited by registered representatives who are associated persons of such affiliated or unaffiliated broker-dealer firms. Such representatives act as appointed agents of the Company under applicable state insurance law and must be licensed to sell variable insurance products. The Company intends to offer the Contract in all jurisdictions where it is licensed to do business and where the Contract is approved. The Contracts are offered on a continuous basis.


COMPENSATION. Broker-dealers who have selling agreements with MLIDLLC and the Company are paid compensation for the promotion and sale of the Contracts. Registered representatives who solicit sales of the Contract typically receive a portion of the compensation payable to the broker-dealer firm. The amount the registered representative receives depends on the agreement between the firm and the registered representative. This agreement may also provide for the payment of other types of cash and non-cash compensation and other benefits. A broker-dealer firm or registered representative of a firm may receive different compensation for selling one product over another and/or may be inclined to favor one product provider over another product provider due to differing compensation rates.

We generally pay compensation as a percentage of purchase payments invested in the Contract. Alternatively, we may pay lower compensation on purchase payments but pay periodic asset-based compensation based on all or a portion of the Contract Value. The amount and timing of compensation may vary depending on the selling agreement but is not expected to exceed 7.00% of Purchase Payments.

The Company and MLIDLLC have also entered into preferred distribution arrangements with certain broker-dealer firms. These arrangements are sometimes called "shelf space" arrangements. Under these arrangements, the Company and MLIDLLC pay separate, additional compensation to the broker-dealer firm for services the broker-dealer provides in connection with the distribution of the Company's products. These services may include providing the Company with access to the distribution network of the broker-dealer, the hiring and training of the broker-dealer's sales personnel, the sponsoring of conferences and seminars by the broker-dealer, or general marketing services performed by the broker-dealer. The broker-dealer may also provide other services or incur other costs in connection with distributing the Company's products.


These preferred distribution arrangements will not be offered to all broker-dealer firms and the terms of such arrangements may differ between broker-dealer firms. Compensation payable under such arrangements may be based on aggregate, net or anticipated sales of the Contracts, total assets attributable to sales of the Contract by registered representatives of the broker-dealer firm or based on the length of time that a Contract Owner has owned the Contract. Any such compensation payable to a broker-dealer firm will be made by MLIDLLC or the Company out of their own assets and will not result in any additional direct charge to you. Such compensation may cause the broker-dealer firm and its registered representatives to favor the Company's products. The Company and MLIDLLC have entered into preferred distribution arrangements with their affiliates Tower Square Securities, Inc. and as well as with unaffiliated broker-dealer firms. The Company may enter into similar arrangements with its other affiliates Metropolitan Life Insurance Company and New England Securities Corporation. A list of the unaffiliated broker-dealer firms which have entered into such arrangements are on our website.

SALE OF THE CONTRACTS BY AFFILIATES OF THE COMPANY. The Company and MLIDLLC may offer the Contracts through retail broker-dealer firms that are affiliates of the Company, including Tower Square Securities, Inc., Metropolitan Life Insurance Company, Walnut Street Securities, Inc. and New England Securities Corporation. The compensation paid to affiliated broker-dealer firms for sales of the Contracts is generally not expected to exceed, on a present value basis, the percentages described above. These broker-dealer firms pay their registered representatives all or a portion of the commissions received for their sales of Contracts; some firms may retain a portion of commissions. The amount the broker-dealer firms pass on to their registered representatives is determined in accordance with their internal compensation programs. These programs may also include other types of cash compensation, such as bonuses, equity awards (such as stock options), training allowances, supplementary salary, financing arrangements, marketing support, medical and other insurance benefits, retirement benefits, non-qualified deferred compensation plans, and other benefits. For registered representatives of certain affiliates, the amount of this additional cash compensation is based primarily on the amount of proprietary products sold and serviced by the representative. Proprietary products are those issued by the Company or its affiliates. The managers who supervise these registered representatives may also be entitled to additional cash compensation based on the sale of proprietary products by their representatives. Because the additional cash compensation paid to these registered representatives and their managers is primarily based on sales of proprietary products, these registered representatives and their managers have an incentive to favor the sale of proprietary products over other products issued by non-affiliates.

Registered representatives of our affiliate, Metropolitan Life Insurance Company, receive cash payments for the products they sell and service based upon a "gross dealer concession" model. The cash payment is equal to a percentage of the gross dealer concession. For MetLife registered representatives other than those in our MetLife Resources (MLR) Division, the percentage is determined by a formula that takes into consideration the amount of premiums and purchase payments applied to proprietary products that the registered representative sells and services. The percentage could be as high as 100%. (MLR registered representatives receive compensation based upon premiums and purchase payments applied to all products sold and serviced by the representative.) In addition, all MetLife registered representative are entitled to the additional compensation described above based on sales of proprietary products. Because sales of proprietary products are a factor determining the percentage of gross dealer concession and/or the amount of additional compensation to which MetLife registered representatives are entitled, they have an incentive to favor the sale of proprietary products. In addition, because their sales managers' compensation is based on the sales made by the representatives they supervise, these sales managers also have an incentive to favor the sale of proprietary products.

The Company's affiliates also offer their registered representatives and their managers non-cash compensation incentives, such as conferences, trips, prizes and awards. Other non-cash compensation payments may be made for other services that are not directly related to the sale of products. These payments may include support services in the form of recruitment and training of personnel, production of promotional materials and similar services.

                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

GENERAL

The Company is taxed as a life insurance company under Subchapter L of the Code. Generally, amounts credited to a contract are not taxable until received by the Contract Owner, participant or Beneficiary, either in the form of annuity payments or other distributions. Tax consequences and limits are described further below for each annuity program. The following general discussion of the federal income tax consequences related to your investment in this Contract is not intended to cover all situations, and is not meant to provide legal or tax advice. Because of the complexity of the law and the fact that the tax results will vary depending upon many factors, you should consult with your tax and/or legal advisor regarding the tax implications of purchasing this Contract based upon your individual situation.

Congress has recognized the value of saving for retirement by providing certain tax benefits for annuities. The Internal Revenue Code ("Code") governs how earnings on your investment in the Contract are ultimately taxed, depending upon the type of Contract, Qualified or Non-qualified, and the manner in which the money is distributed, as briefly described below. In analyzing the benefits of tax deferral it is important to note that the Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the marginal tax rates on long-term capital gains and dividends to 5% and 15%. The reduced rates apply during 2003 through 2008, and thereafter will increase to prior levels. Earnings under annuity Contracts, like interest payable as fixed investments (notes, bonds, etc.), continue to be taxed as ordinary income (current top rate of 35%).

Under current Federal income tax law, the taxable portion of distribution under variable annuity contracts and qualified plans (including IRAs) is not eligible for the reduced tax rate applicable to long-term capital gains and dividends.

We are not responsible for determining if your employer's plan or arrangement satisfies the requirements of the Code and/or ERISA (the Employee Retirement Income Security Act of 1974). If the Annuity is subject to the Retirement Equity Act because it is part of a plan subject to ERISA, the participant's spouse has certain rights which may be waived with the written consent of the spouse. Consult your tax advisor.

The rules for state and local income taxes may differ from the Federal income tax rules. Contract Owners and prospectus contract owners of the Contract should consult their own tax advisors and the law of the applicable taxing jurisdiction to determine what rules and tax benefits apply to the contract.

FEDERAL ESTATE TAXES. While no attempt is being made to discuss the Federal estate tax implications of the Contract, you should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent's gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.

GENERATION-SKIPPING TRANSFER TAX. Under certain circumstances, the Code may impose a "generation skipping transfer tax" when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Contract owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the Internal Revenue Service (the "IRS"). Consult a tax advisor or attorney prior to naming a beneficiary or other payee under the Income Annuity to determine whether this tax may apply.

To the extent permitted under Federal income tax law, the Separate Account may claim the benefit of certain tax credits attributable to taxes paid by certain of the Variable Funding Options to foreign jurisdictions.

DEFERRED NON-QUALIFIED ANNUITY CONTRACTS

As the owner of a non-qualified annuity, you do not receive any tax benefit (deduction or deferral of income) on Purchase Payments, but you will not be taxed on increases in the value of your Contract until a distribution occurs - either as a withdrawal (distribution made prior to the Maturity Date), or as periodic Annuity Payments. When a withdrawal is made, you are taxed on the amount of the withdrawal that is considered earnings under federal tax laws. Similarly, when you receive an Annuity Payment, part of each periodic payment is considered a return of your Purchase Payments and will not be taxed. The remaining portion of the Annuity Payment (I.E., any earnings) will be considered ordinary income for federal income tax purposes.

If a non-qualified annuity is owned by other than an individual (E.G. by a corporation), however, increases in the value of the Contract attributable to Purchase Payments made after February 28, 1986 are includable in income annually and taxed at ordinary income tax rates. Furthermore, for contracts issued after April 22, 1987, if you transfer the Contract to another person or entity without adequate consideration, all deferred increases in value will be includable in your income for federal income tax purposes at the time of the transfer.

The tax law treats all non-qualified deferred annuities issued after October 21, 1988 by the same company (or its affiliates) to the same owner during any one calendar year as one annuity. This may cause a greater portion of your withdrawals from the Deferred Annuity to be treated as income than would otherwise be the case. Although the law is not clear, the aggregation rule may also adversely affect the tax treatment of payments received under an income annuity where the owner has purchased more than one non-qualified annuity during the same calendar year from the same or an affiliated company after October 21, 1988, and is not receiving income payments from all annuities at the same time.

Under Section 1035 of the Code, your Non-Qualified Contract may be exchanged for another Non-Qualified annuity without paying income taxes if certain Code requirements are met and income payments have not yet commenced. Code Section 1035 provides that no gain or loss is recognized when an annuity contract or a portion of an existing annuity account balance is received in exchange for a life, endowment, or annuity Contract. Since different annuity contracts have different expenses, fees and benefits, a tax-free exchange (or a portion thereof) could result in your investment becoming subject to higher or lower fees and/or expenses.

For partial exchanges under Section 1035, it is conceivable that the IRS could require aggregation of the several contracts if distributions have been taken from any of the contracts after the exchange within a certain period of time (E.G. 24 months) resulting in greater taxable income and adverse tax consequences such as imposition of the 10% penalty if the taxpayer has not attained age 59 1/2 at the time of the distribution(s).

Additionally, consolidation of contracts under a Section 1035 exchange will cause an aggregation of contract values and may adversely impact gain reported and possible imposition of the 10% penalty if the taxpayer is under age 59 1/2 at the time of distribution from a consolidated contract.

Where otherwise permitted under the Deferred Annuity, pledges, direct or indirect borrowing against the value of the contract and other types of transfers of all or a portion of your Account Balance may result in the immediate taxation of the gain in your Deferred Annuity. This rule may not apply to certain transfers between spouses or between ex-spouses which are considered incident to divorce as defined by the Code.

Consult your tax advisor prior to changing the annuitant or prior to changing the date you have determined to commence income payments, if permitted under the terms of your contract, as it is conceivable that the IRS could consider such actions to be a taxable exchange of annuity contracts.

OWNERSHIP OF THE INVESTMENTS

In certain circumstances, owners of annuity contracts have been considered to be the owners of the underlying investments for Federal income tax purposes due to their ability to exercise investment control over those assets. When this is the case, the Contract Owners have been currently taxed on income and gains attributable to the underlying investments. While we believe that the Contract does not give the Contract Owner investment control over the underlying investments, we reserve the right to modify the Contract as necessary to prevent a Contract Owner from being treated as the owner of the underlying investments supporting the Contract.

PARTIAL AND FULL WITHDRAWALS

Any withdrawal is generally treated as coming first from earnings (determined based on the difference between the account balance prior to any surrender charges and the remaining basis, immediately prior to the withdrawal) and only after all earnings are paid out from your contributions (and thus a nontaxable return of principal). However, this rule does not apply to payments made under income annuities. Such payments are subject to an "exclusion ratio" or "excludable amount" which determines how much of each payment is a non-taxable return of your contribution/purchase payment and how much is a taxable payment of earnings. Once the total amount treated as a return of your contribution/purchase payment equals the amount of such contribution/purchase payment, all remaining payments are fully taxable.

Generally, when you (or your beneficiary in the case of a death benefit) make a partial withdrawal from your Non-Qualified Annuity, the Code treats such a withdrawal as:

o     First coming from earnings (and thus subject to income tax); and

o     Then from your purchase payment (which is not subject to income tax).

This rule does not apply to payments made pursuant to an income pay-out option under your Contract.

In the case of a full withdrawal, the withdrawn amounts are treated as first coming from your non-taxable return of purchase payment and then from a taxable payment of earnings. In the event the proceeds on full surrender of your Contract are less than remaining purchase payment you may be able to claim a loss: consult a tax advisor as to whether a loss is allowable, the character of such loss and where to claim it in your Federal Income Tax return.

INCOME ANNUITY PAYMENTS

Generally, different tax rules apply to payments made generally pursuant to an Income Annuity or pay-out option under your Deferred Annuity than to withdrawals and payments received before the annuity starting date.

Income payments are subject to an "excludable amount" or "exclusion ratio," which determines how much of each payment is treated as:

o     A non-taxable return of your purchase payment; and

o     A taxable payment of earnings.

Partial Annuitizations: At the present time the IRS has not approved the use of an exclusion ratio or exclusion amount when only part of your account balance is used to convert to income payments. Consult your tax attorney prior to partially annuitizing your Contract.

Income payments and amounts received on the exercise of a full withdrawal or partial withdrawal option under your Non-Qualified Income Annuity may not be transferred in a tax-free exchange into another annuity contract. In accordance with our procedures, such amounts will instead be taxable under the rules for income payment or withdrawals, whichever is applicable.

Additionally, if you are under age 59 1/2 at the time income payments commence and intend the income payments to constitute an exception to the 10% penalty tax, any attempt to make a tax-free transfer or rollover (whether for non-qualified or qualified annuities) prior to the later of (a) age 59 1/2, or
(b) five years after income payments commence will generally invalidate the exception and subject you to income tax, additional penalties and interest.

Generally, once the total amount treated as a non-taxable return of your purchase payment equals your purchase payment, then all remaining payments are fully taxable. We will withhold a portion of the taxable amount of your income payment for income taxes, unless you elect otherwise. The amount we withhold is determined by the Code.

Under the Code, withdrawals or income payments from Non-Qualified annuities need not be made by a particular age. However, it is possible that the IRS may determine that you must take a lump sum withdrawal or elect to receive income payments by a certain age (E.G., 85).

AFTER DEATH & DEATH BENEFITS: NON-QUALIFIED ANNUITIES

The death benefit under an annuity is generally taxable to the recipient beneficiary or other payee, such as your estate, in the same manner as distributions made to the contract owner (using the rules for withdrawals or income payments, whichever is applicable).

If you die before the annuity starting date, as defined under Treasury Regulations, we must make payment of your entire interest in the Contract within five years of the date of your death or begin payments for a period and in a manner allowed by the Code (and any regulations thereunder) to your beneficiary within one year of the date of your death. If your spouse is your beneficiary, he or she may elect to continue as "contract owner" of the Contract.

If the Contract is issued in your name after your death for the benefit of your designated beneficiary with a purchase payment which is directly transferred to the Contract from another non-qualified account or non-qualified annuity you owned, the entire interest in the Contract including the value of all benefits in addition to the account balance must be distributed to your designated beneficiary under the required minimum distribution rules under the Code that apply after your death. Additionally, the death benefit must continue to be distributed to your beneficiary's beneficiary in a manner at least as rapidly as the method of distribution in effect at the time of your beneficiary's death.

After your death, if your designated beneficiary does not timely elect in accordance with our procedures a method for the payment of the death benefit complying with the Code, the remaining interest in the Contract must be distributed within five years of the date of your death.

If you die on or after the "annuity starting date," as defined under Treasury Regulations, payments must continue to be made at least as rapidly as under the income type being used as of the date of your death.

If you die before all purchase payments are returned, the unreturned amount may be deductible on your final income tax return or deductible by either your beneficiary, if income payments continue after your death, or by your estate or your beneficiary if paid in a lump sum.

In the case of joint owners, the above rules will be applied on the death of any contract owner.

Where the contract owner is not a natural person, these rules will be applied on the death of or change of any annuitant (if changes to the annuitant are permitted under the Contract).

QUALIFIED ANNUITY CONTRACTS

If you purchase your Contract with proceeds of an eligible rollover distribution from any qualified employee pension plan or individual retirement annuity (IRA), your Contract is referred to as a Qualified Contract. Some examples of Qualified Contracts are: IRAs, tax-sheltered annuities established by public school systems or certain tax-exempt organizations under Code Section 403(b), corporate sponsored pension and profit-sharing plans (including 401(k) plans), Keogh Plans (for self-employed individuals), and certain other qualified deferred compensation plans. Another type of Qualified Contract is a Roth IRA, under which after-tax contributions accumulate until maturity, when amounts (including earnings) may be withdrawn tax-free. The rights and benefits under a Qualified Contract may be limited by the terms of the retirement plan, regardless of the terms and conditions of the Contract. Plan participants making contributions to Qualified Contracts will be subject to the required minimum distribution rules as provided by the Code and described below.

All IRAs, TSAs (ERISA and non-ERISA) ss.457(b), ss.403(a), SEP and SIMPLE plans and 401(a) and 401(k) plans (hereinafter "Qualified Plans" unless otherwise specified) receive tax deferral under the Code. Although there are no additional tax benefits by funding your Qualified Plan with an annuity, doing so does offer you additional insurance benefits such as the availability of a guaranteed income for life.

TAXATION OF QUALIFIED ANNUITY CONTRACTS

Under a qualified annuity, since amounts paid into the Contract have generally not yet been taxed, the full amount of such distributions, including the amount attributable to the Purchase Payment, whether paid in the form of lump-sum withdrawals or Annuity Payments, are generally taxed at the ordinary income tax rate unless the distribution is transferred to an eligible rollover account or contract. The Contract is available as a vehicle for IRA rollovers and for other Qualified Contracts. There are special rules which govern the taxation of Qualified Contracts, including withdrawal restrictions, requirements for mandatory distributions, and contribution limits. Amounts rolled over to the Contract from other qualified plan funding vehicles are generally not subject to current taxation.

MANDATORY DISTRIBUTIONS FOR QUALIFIED PLANS

Federal tax law requires that minimum annual distributions begin by April 1st of the calendar year following the calendar year in which an IRA owner attains age 70 1/2. Participants in qualified plans and 403(b) annuities may defer minimum distributions until the later of April 1st of the calendar year following the calendar year in which they attain age 70 1/2 or the year of retirement (except for 5% or more owners). If you own more than one individual retirement annuity and/or account, you may satisfy the minimum distribution rules on an aggregate basis (I.E. determine the total amount of required distributions from all IRAs and take the required amount from any one or more IRAs). A similar aggregate approach is available to meet your 403(b) minimum distribution requirements if you have multiple 403(b) annuities. Recently promulgated Treasury regulations changed the distribution requirements; therefore, it is important that you consult your tax adviser as to the impact of these regulations on your personal situation.

Final income tax regulations regarding minimum distribution requirements were released in June 2004. These regulations affect both deferred and income annuities. Under these new rules, effective with respect to minimum distributions required for the 2006 distribution year, in general, the value of all benefits under a deferred annuity (including death benefits in excess of cash value) must be added to the Contract Value in computing the amount required to be distributed over the applicable period. We will provide You with additional information as to the amount of your interest in the Contract that is subject to required minimum distributions under this new rule and either compute the required amount for You or offer to do so at Your request. The new rules are not entirely clear and you should consult your own tax advisors as to how these rules affect your own Contract.

MINIMUM DISTRIBUTIONS FOR BENEFICIARIES UPON THE CONTRACT OWNER'S DEATH: Upon the death of the Contract Owner and/or Annuitant of a Qualified Contract, the funds remaining in the Contract must be completely withdrawn within 5 years from the date of death (including in a single lump sum) or minimum distributions may be taken over the life expectancy of the individual beneficiaries (and in certain situations, trusts for individuals), provided such distributions are payable at least annually and begin within one year from the date of death. Special rules apply in the case of an IRA where the beneficiary is the surviving spouse, which allow the spouse to assume the Contract as owner. Alternative rules permit a spousal beneficiary under a qualified contract, including an IRA, to defer the minimum distribution requirements until the end of the year in which the deceased owner would have attained age 70 1/2, or to rollover the death proceeds to his or her own IRA or to another eligible retirement plan in which he or she participates.

NOTE TO PARTICIPANTS IN QUALIFIED PLANS INCLUDING 401, 403(B), 457 AS WELL AS IRA OWNERS:

While annual plan contribution limits may be increased from time to time by Congress and the IRS for federal income tax purposes, these limits must be adopted by each state for the higher limits to be effective at a state income tax level. In other words, permissible contribution limit for income tax purposes may be different at the federal level from your state's income tax laws. Please consult your employer or tax adviser regarding this issue.

INDIVIDUAL RETIREMENT ANNUITIES

To the extent of earned income for the year and not exceeding the applicable limit for the taxable year, an individual may make deductible contributions to an IRA. The applicable limit ($2,000 per year prior to 2002) has been increased by the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). The limit is $4,000 for calendar years 2006-2007, and will be indexed for inflation in years subsequent to 2008. Additional "catch-up contributions" may be made to an IRA by individuals age 50 or over. There are certain limits on the deductible amount based on the adjusted gross income of the individual and spouse and on their participation in a retirement plan. If an individual is married and the spouse is not employed, the individual may establish IRAs for the individual and spouse. The single purchase premium may include the deductible contribution for the year of purchase.

Deductible contributions to an IRA and Roth IRA must be aggregated for the year with for purposes of the individual Code Section 408A limits and the Code
Section 219 limits (age 50+catch-up).

Partial or full distributions are treated as ordinary income, except that amounts contributed after 1986 on a non-deductible basis are not includable in income when distributed. An additional tax of 10% will apply to any taxable distribution from the IRA that is received by the participant before the age of 59 1/2 except by reason of death, disability or as part of a series of payments for life or life expectancy. Distributions must commence by April 1st of the calendar year after the close of the calendar year in which the individual attains the age of 70 1/2. Certain other mandatory distribution rules apply on the death of the individual. The individual must maintain personal and tax return records of any non-deductible contributions and distributions.

Section 408 (k) of the Code provides for the purchase of a Simplified Employee Pension (SEP) plan. A SEP is funded through an IRA and can accept an annual employer contribution limited to the lesser of $44,000 or 100% of pay for each participant in 2006.

ROTH IRAS

Effective January 1, 1998, Section 408A of the Code permits certain individuals to contribute to a Roth IRA. Eligibility to make contributions is based upon income, and the applicable limits vary based on marital status and/or whether the contribution is a rollover contribution from another IRA or an annual contribution. Contributions to a Roth IRA, which are subject to certain limitations, (similar to the annual limits for traditional IRAs), are not deductible and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A conversion of "traditional" IRA to a Roth IRA may be subject to tax and other special rules apply. You should consult a tax adviser before combining any converted amounts with other Roth IRA contributions, including any other conversion amounts from other tax years.

Qualified distributions from a Roth IRA are tax-free. A qualified distribution requires that the Roth IRA has been held for at least 5 years, and the distribution is made after age 59 1/2, on death or disability of the owner, or for a limited amount ($10,000) for a qualified first time home purchase for the owner or certain relatives. Income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during five taxable years starting with the year in which the first contribution is made to the Roth IRA.

CONVERSION

You may convert/rollover an existing IRA to a Roth IRA if your modified adjusted gross income does not exceed $100,000 in the year you convert. If you are married but file separately, you may not convert a Traditional IRA into a Roth IRA.

Except to the extent you have non-deductible IRA contributions, the amount converted from an existing IRA into a Roth IRA is taxable. Generally, the 10% early withdrawal penalty does not apply to conversions/rollovers. (See discussion below.)

Unless you elect otherwise, amounts you convert from a Traditional IRA to a Roth IRA will be subject to income tax withholding. The amount withheld is determined by the Code.

Note: new IRS guidance requires that in the case of a redesignation of a Traditional IRA into a Roth IRA under the same Contract, the amount that is treated as a taxable distribution is the entire value of the contract, in addition to the account balance. The method(s) under which this value must be determined has not been finalized by the IRS. However, interim guidance has been issued which provides the Issuer may use a method similar to that used in determining the required minimum distribution (but without certain exceptions and assumptions being permitted). Additionally, issuers are required to increase the value subject to tax in the year of the redesignation by any front loads or non-recurring charges (this could include contractual withdrawal charges) imposed in the 12 months prior to the conversion. If your Contract permits such redesignation, consult your tax advisor prior to redesignating your Traditional IRA to a Roth.

If you mistakenly convert or otherwise wish to change your Roth IRA contribution to a Traditional IRA contribution, the tax law allows you to reverse your conversion provided you do so before you file your tax return for the year of the contribution and if certain conditions are met.

In general, a taxpayer may be permitted to revoke or recharacterize a previous conversion from a Traditional IRA to a Roth IRA provided that certain conditions are met. Consult your tax advisor and the instructions to IRS Form 8606 which indicates how and when the recharacterization must be made to be valid and how amounts should be reported. The income tax regulations also impose a waiting period to make a reconversion after such a reversal or recharacterization.

KEOGH

A Keogh plan is generally a qualified retirement plan (defined contribution or defined benefit) that covers a self-employed person. Other employees may also be covered. Special rules apply to contribution limits in the case of a self-employed person. The tax rules work similarly to the withdrawal, distribution and eligible distribution rules as under IRAs. However, there may be some differences: consult your tax advisor.

SECTION 403(B) PLANS AND ARRANGEMENTS

Purchase Payments for a tax-deferred annuity contract (including salary reduction contributions) may be made by an employer for employees under annuity plans adopted by public educational organizations and certain organizations which are tax exempt under Section 501(c)(3) of the Code. Within statutory limits ($15,000 in 2006), such salary reduction contributions are not currently includable in the gross income of the participants. Additional "catch-up contributions" may be made by individuals age 50 or over. Increases in the value of the Contract attributable to these Purchase Payments are similarly not subject to current taxation. Instead, both the contributions to the tax-sheltered annuity and the income in the Contract are taxable as ordinary income when distributed.

An additional tax of 10% will apply to any taxable distribution received by the participant before the age of 59 1/2, except when due to death, disability, or as part of a series of payments for life or life expectancy, or made after the age of 55 with separation from service. There are other statutory exceptions that may apply in certain situations.

Amounts attributable to salary reductions made to a tax-sheltered annuity and income thereon may not be withdrawn prior to attaining the age of 59 1/2, separation from service, death, total and permanent disability, or in the case of hardship as defined by federal tax law and regulations. Hardship withdrawals are available only to the extent of the salary reduction contributions and not from the income attributable to such contributions. These restrictions do not apply to assets held generally as of December 31, 1988.

Distributions must begin by April 1st of the calendar year following the later of the calendar year in which the participant attains the age of 70 1/2 or the calendar year in which the Participant retires. Certain other mandatory distribution rules apply at the death of the participant.

Certain distributions, including most partial or full redemptions or "term-for-years" distributions of less than 10 years, are eligible for direct rollover to another 403(b) contract, certain qualified plans or to an IRA without federal income tax or withholding.

To the extent an eligible rollover distribution is not directly rolled over to another 403(b) contract, an IRA or eligible qualified contract, 20% of the taxable amount must be withheld. In addition, current tax may be avoided on eligible rollover distributions which were not directly transferred to a qualified retirement program if the participant makes a rollover to a qualified retirement plan or IRA within 60 days of the distribution.

Distributions in the form of annuity payments are taxable to the participant or Beneficiary as ordinary income in the year of receipt, except that any distribution that is considered the participant's "investment in the Contract" is treated as a return of capital and is not taxable.

DESIGNATED ROTH ACCOUNTS FOR 403(B) AND 401(K) PLANS.


Effective January 1, 2006, employers that have established and maintain TSA or 401(k) plans (collectively, the "Plan") may also establish a Qualified Roth Contribution Program under Section 402A of the Code ("Designated Roth Accounts") to accept after tax contributions as part of the TSA or 401(k) plan. In accordance with our administrative procedures, on or about May 15, 2006, we may permit these contributions to be made as purchase payments to a Section 403(b) Contract or to a Contract issued under a 401(k) program under the following conditions:


1. The employer maintaining the plan has demonstrated to our satisfaction that Designated Roth Accounts are permitted under the Plan.

2. In accordance with our administrative procedures, the amount of elective deferrals has been irrevocably designated as an after-tax contribution to the Designated Roth Account.

3. All state regulatory approvals have been obtained to permit the Contract to accept such after-tax elective deferral contributions (and, where permitted under the Qualified Roth Contribution Program and the Contract, rollovers and trustee-to trustee transfers from other Designated Roth Accounts).

4. In accordance with our procedures and in a form satisfactory to us, we may accept rollovers from other funding vehicles under any Qualified Roth Contribution Program of the same type in which the employee participates as well as trustee-to-trustee transfers from other funding vehicles under the same Qualified Roth Contribution Program for which the participant is making elective deferral contributions to the Contract.

5. No other contribution types (including employer contributions, matching contributions, etc.) will be allowed as designated Roth contributions, unless they become permitted under the Code.

6. If permitted under the federal tax law, we may permit both pre-tax contributions under a 403(b) plan as well as after-tax contributions under that Plan's Qualified Roth Contribution Program to be made under the same Contract as well as rollover contributions and contributions by trustee-to-trustee transfers. In such cases, we will account separately for the designated Roth contributions and the earnings thereon from the contributions and earnings made under the pre-tax TSA plan or pre-tax 401(k) plan (whether made as elective deferrals, rollover contributions or trustee-to-trustee transfers). As between the pre-tax or traditional Plan and the Qualified Roth Contribution Program, we will allocate any living benefits or death benefits provided under the Contract on a reasonable basis, as permitted under the tax law. However, we reserve the right to require a separate TSA Contract to accept designated Roth TSA contributions and a separate section 401(k) Contract to accept designated Roth 401(k) contributions.

7. We may refuse to accept contributions made as rollovers and trustee-to-trustee transfers, unless we are furnished with a breakdown as between participant contributions and earnings at the time of the contribution.

Many of the federal income tax rules pertaining to Designated Roth Accounts have not yet been finalized. Both you and your employer should consult their own tax and legal advisors prior to making or permitting contributions to be made to a Qualified Roth Contribution Program.

The following general tax rules are based on our understanding of the Code and any regulations issued through December 31, 2005, and are subject to change and to different interpretation as well as additional guidance in respect to areas not previously addressed:

o The employer must permit contributions under a pre-tax 403(b) or pretax 401
(k) plan in order to permit contributions to be irrevocably designated and made part of the Qualified Roth Contribution Program.

o Elective deferral contributions to the Designated Roth Account must be aggregated with all other elective deferral contributions made by a taxpayer for purposes of the individual Code Section 402(g) limits and the Code Section 414(v) limits (age 50+catch-up) as well as contribution limits that apply under the Plan.

o In general, the same tax law rules with respect to restricted monies, triggering events and permitted distributions will apply to the Designated Roth Accounts under the Plan, if such amounts have been held under any Designated Roth Account for at least 5 years, as apply to the traditional pre-tax accounts under the Plan (E.G., death or disability of participant, severance from employment, attainment of age 59 1/2, hardship withdrawals only with respect to contributions, if permitted under the Plan).

o If the amounts have been held under any Designated Roth Account of a participant for at least five years, and are made on account of death, disability, or after attainment of age 59 1/2, then any withdrawal, distribution or payment of these amounts is generally free of federal income tax ("Qualified Distribution").

o Unlike Roth IRAs, withdrawals, distributions and payments that do not meet the five year rule will generally be taxed on a pro-rated basis with respect to earnings and after-tax contributions. The 10% penalty tax will generally apply on the same basis as a traditional pre-tax account under the Plan. Additionally, rollover distributions may only be made tax-free into another Designated Roth Account or into a Roth IRA.

o Some states may not permit contributions to be made to a Qualified Roth Contribution Program or may require additional conforming legislation for these rules to become effective.

QUALIFIED PENSION AND PROFIT-SHARING PLANS

Like most other contributions made under a qualified pension or profit-sharing trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, a Purchase Payment made by an employer (including salary reduction contributions under Section 401(k) of the Code) is not currently taxable to the participant and increases in the value of a contract are not subject to taxation until received by a participant or Beneficiary. For 2006, the applicable limits are $44,000 for total contributions and $15,000 for salary reduction contributions made pursuant to Code Section 401(k). Additional "catch-up contributions" may be made by individuals age 50 or over ($5,000 for 2006).

Distributions in the form of annuity payments are taxable to the participant or Beneficiary as ordinary income in the year of receipt, except that any distribution that is considered the participant's "investment in the contract" is treated as a return of capital and is not taxable. Certain eligible rollover distributions including most partial and full surrenders or term-for-years distributions of less than 10 years are eligible for direct rollover to an eligible retirement plan or to an IRA without federal income tax withholding.

If a distribution that is eligible for rollover is not directly rolled over to another qualified retirement plan or IRA, 20% of the taxable amount must be withheld. In addition, current tax may be avoided on eligible rollover distributions that were not directly transferred to a qualified retirement program if the participant makes a rollover contribution to a qualified retirement plan or IRA within 60 days of the distribution.

Distributions must begin by April Ist of the calendar year following the later of the calendar year in which you attain age 70 1/2 or the calendar year in which you retire, except that if you are a 5% owner as defined in Code Section 416(i)(1)(B), distributions must begin by April Ist of the calendar year following the calendar year in which you attain age 70 1/2. Certain other mandatory distribution rules apply on the death of the participant.

An additional tax of 10% will apply to any taxable distribution received by the participant before the age of 59 1/2, except by reason of death, disability or as part of a series of payments for life or life expectancy, or at early retirement at or after the age of 55. There are other statutory exceptions which may apply in certain situations. Amounts attributable to salary reduction contributions under Code
Section 401(k) and income thereon may not be withdrawn prior to severance from employment, death, total and permanent disability, attainment of age 59 1/2, or in the case of hardship.

SECTION 457 PLANS

Section 457 of the Code allows employees and independent contractors of state and local governments and tax-exempt organizations to defer a portion of their salaries or compensation to retirement years without paying current income tax on either the deferrals or the earnings on the deferrals. Such deferrals are subject to limits similar to those applicable to 403(b) and 401(k) plans.

Such plans are not available for churches and qualified church controlled organizations.

The Owner of contracts issued under Section 457 plans by non-governmental employers is the employer of the participant and amounts may not be made available to participants (or beneficiaries) until separation from service, retirement or death or an unforeseeable emergency as determined by Treasury Regulations. The proceeds of annuity contracts purchased by Section 457 plans are subject to the claims of general creditors of the employer or contractor. A different rule applies with respect to Section 457 plans that are established by governmental employers. The contract must be for the exclusive benefit of the plan participants (and their beneficiaries), and the governmental employer (and their creditors) must have no claim on the contract.

Distributions must begin by April 1st of the calendar year following the later of the calendar year in which the participant attains the age of 70 1/2 or the calendar year in which the participant retires. Certain other mandatory distribution rules apply upon the death of the participant.

All distributions from plans that meet the requirements of Section 457 of the Code are taxable as ordinary income in the year paid or made available to the participant or Beneficiary.

Generally, monies in your Contract can not be "made available" to you until you reach age 70 1/2, leave your job or your employer changes or have an unforeseen emergency (as defined by the Code)

The tax rules for taxation of distributions and withdrawals work similarly as to those for IRAs. However the 10% penalty tax only applies to distributions and withdrawals that are attributable to rollovers from IRAs and other eligible retirement plans, and do not apply at all to 457(b) plans of tax exempt employers other than state or local governmental units. Distributions and withdrawals under a 457(b) plan of a tax exempt employer that is not a governmental unit are generally taxed under the rules applicable to wages. Consult your tax advisor.

LOANS: In the case of a 457(b) plan maintained by a state or local government, the plan may permit loans. The Code and applicable income tax regulations limit the amount that may be borrowed from your 457(b) plan and all employer plans in the aggregate and also require that loans be repaid, at a minimum, in scheduled level payments over a certain term.

Your 457(b) plan will indicate whether plan loans are permitted. The terms of the loan are governed by your loan agreement with the plan. Failure to satisfy loan limits under the Code or to make any scheduled payments according to the terms of your loan agreement and Federal tax law could have adverse tax consequences. Consult a tax advisor and read your loan agreement and Contract prior to taking any loan.

TAXATION OF DEATH BENEFIT PROCEEDS

Amounts may be distributed from a Contract because of the death of an owner or Annuitant. Generally, such amounts are includable in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a full surrender of the Contract; or (ii) if distributed under a payment option, they are taxed in the same way as Annuity Payments.

PENALTY TAX FOR PREMATURE DISTRIBUTIONS

Taxable distributions taken before the Contract Owner has reached the age of 59 1/2 will be subject to a 10% additional tax penalty unless the distribution is taken in a series of periodic distributions for life or life expectancy, or unless the distribution follows the death or disability of the Contract Owner. Other exceptions may be available in certain qualified plans. The 10% additional tax is in addition to any penalties that may apply under your Contract and the normal income taxes due on the distribution.

In general this does not apply to section 457(b) annuities. However, it does apply to distributions from Contracts under Section 457(b) plans of employers which are state or local governments to the extent that the distribution is attributable to rollovers accepted from other types of eligible retirement plans.

THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

Under the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, certain special provisions may apply to the Contract if the Owner of a Section 403(b) plan Contract or the owner of a contract issued to certain qualified plans requests that the Contract be issued to conform to ERISA or if the Company has notice that the Contract was issued pursuant to a plan subject to ERISA.

ERISA requires that certain Annuity Options, withdrawals or other payments and any application for a loan secured by the Contract may not be made until the Participant has filed a Qualified Election with the plan administrator. Under certain plans, ERISA also requires that a designation of a Beneficiary other than the participant's spouse be deemed invalid unless the participant has filed a Qualified Election.

A Qualified Election must include either the written consent of the Participant's spouse, notarized or witnessed by an authorized plan representative, or the participant's certification that there is no spouse or that the spouse cannot be located.

The Company intends to administer all contracts to which ERISA applies in a manner consistent with the direction of the plan administrator regarding the provisions of the plan, in accordance with applicable law. Because these requirements differ according to the plan, a person contemplating the purchase of an annuity contract should consider the provisions of the plan.

FEDERAL INCOME TAX WITHHOLDING & ELIGIBLE ROLLOVER DISTRIBUTIONS

The portion of a distribution that is taxable income to the recipient will be subject to federal income tax withholding, generally pursuant to Section 3405 of the Code. The application of this provision is summarized below.

We are required to withhold 20% of the portion of your withdrawal that constitutes an "eligible rollover distribution" for Federal income taxes. We are not required to withhold this money if you direct us or the trustee or the custodian of the plan to directly rollover your eligible rollover distribution to a traditional IRA or another eligible retirement plan.

Generally, an "eligible rollover distribution" is any taxable amount you (or a spousal designated beneficiary or "alternate payee" under the Code) receives from your Contract. In certain cases, after-tax amounts may also be considered eligible rollover distributions.

However, it does not include taxable distributions that are:

(1) Part of a series of substantially equal payments being made at least annually for:

o     your life or life expectancy
o     both you and your beneficiary's lives or life expectancies or
o     a specified period of 10 years or more

(2) Generally, income payments made under a permissible income annuity on or after the required beginning date are not eligible rollover distributions

(3) Withdrawals to satisfy minimum distribution requirements

(4) Certain withdrawals on account of financial hardship

Other exceptions to the definition of eligible rollover distribution may exist.

Effective March 28, 2005, certain mandatory distributions made to participants in an amount in excess of $1,000 must be automatically rolled over to an IRA designated by the plan administrator, unless the participant elects to receive it in cash or roll it over to a different IRA or eligible retirement plan of his or her own choosing. Generally, transitional rules apply as to when plans have to be amended. Special effective date rules apply for governmental plans and church plans.

      ELIGIBLE ROLLOVER DISTRIBUTIONS

            A distribution including a rollover that is not a direct rollover will require the 20% withholding, and the 10% additional tax penalty on premature withdrawals may apply to any amount not added back in the rollover. The 20% withholding may be recovered when the participant or Beneficiary files a personal income tax return for the year if a rollover was completed within 60 days of receipt of the funds, except to the extent that the participant or spousal Beneficiary is otherwise underwithheld or short on estimated taxes for that year.

      OTHER NON-PERIODIC DISTRIBUTIONS (FULL OR PARTIAL REDEMPTIONS)

            To the extent not subject to the mandatory 20% withholding as described in above, the portion of a nonperiodic distribution which constitutes taxable income will be subject to federal income tax withholding, to the extent such aggregate distributions exceed $200 for the year, unless the recipient elects not to have taxes withheld. If an election to opt out of withholding is not provided, 10% of the taxable portion of the distribution will be withheld as federal income tax; provided that the recipient may elect any other percentage. Election forms will be provided at the time distributions are requested. This form of withholding applies to all annuity programs.

      PERIODIC DISTRIBUTIONS (DISTRIBUTIONS PAYABLE OVER A PERIOD GREATER THAN ONE YEAR)

            The portion of a periodic distribution that constitutes taxable income will be subject to federal income tax withholding under the wage withholding tables as if the recipient were married claiming three exemptions. A recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by providing a completed election form. Election forms will be provided at the time distributions are requested. This form of withholding applies to all annuity programs.

Recipients who elect not to have withholding made are liable for payment of federal income tax on the taxable portion of the distribution. All recipients may also be subject to penalties under the estimated tax payment rules if withholding and estimated tax payments are not sufficient.

Recipients who do not provide a social security number or other taxpayer identification number will not be permitted to elect out of withholding. Additionally, United States citizens residing outside of the country, or U.S. legal residents temporarily residing outside the country, are subject to different withholding rules and cannot elect out of withholding.

TAX ADVICE

Because of the complexity of the law and the fact that the tax results will vary according to the factual status of the individual involved, a person contemplating purchase of an annuity contract and/or an Owner, participant or Beneficiary who may make elections under a contract should consult with a qualified tax or legal adviser prior to such purchase or the making of an election. It should be understood that the foregoing description of the federal income tax consequences under these contracts is not exhaustive and that special rules are provided with respect to situations not discussed here. It should be understood that if a tax benefited plan loses its exempt status, employees could lose some of the tax benefits described. For further information, a qualified tax adviser should be consulted.

OTHER TAX CONSIDERATIONS

HURRICANE RELIEF


DISTRIBUTIONS: Your plan may provide for "qualified hurricane distributions" pursuant to the Katrina Emergency Tax Relief Act of 2005 and the Gulf Opportunity Zone Act of 2005. Subject to an aggregate limit of $100,000 among all eligible retirement plans, a participant's qualified hurricane distributions are not subject to the 10% early withdrawal penalty that might otherwise apply to a qualified annuity under section 72(t).

To the extent a participant "repays" a qualified hurricane distribution by contributing within three years of the distribution date to an eligible retirement plan that accepts rollover contributions, it will generally be treated as a timely direct trustee-to-trustee transfer and will not be subject to income tax. To the extent a participant does not repay a qualified hurricane distribution within three years, he or she will include the distribution in gross income ratably over the three-tax year period, beginning with the tax year in which the distribution is received, unless the participant elects to opt out of three-year averaging by including the qualified hurricane distribution in gross income for the year it is received. Consult your independent tax advisor to determine if hurricane relief is available to your particular situation.

LOANS: Your plan may provide for increased limits and delayed repayment of participant loans, where otherwise permitted by your plan, pursuant to the Katrina Emergency Tax Relief Act of 2005 and the Gulf Opportunity Zone Act of 2005. An eligible retirement plan other than an IRA may allow a plan loan to delay loan repayment by certain individuals impacted by Hurricanes Katrina, Rita and Wilma, whose principal places of abode on certain dates were located in statutorily defined disaster areas and who sustained an economic loss due to the hurricane. Generally, if the due date for any repayment with respect to such loan occurs during a period beginning on September 23, 2005 (for purposes of Hurricane Katrina) or October 23, 2005 (for purposes of Hurricanes Rita and Wilma) and ending on December 31, 2006, then such due date may be delayed for one year. Note: For purposes of these loan rules, an individual cannot be a qualified individual with respect to more than one hurricane. Consult your independent tax advisor to determine if hurricane relief is available to your particular situation.

PUERTO RICO TAX CONSIDERATIONS


The Puerto Rico Internal Revenue Code of 1994 (the "1994 Code") taxes distributions from non-qualified annuity contracts differently than in the United States. Distributions that are not in the form of an annuity (including partial surrenders and period certain payments) are treated under the 1994 Code first as a return of investment. Therefore, a substantial portion of the amounts distributed will generally be excluded from gross income for Puerto Rico tax purposes until the cumulative amount paid exceeds your tax basis. The amount of income on annuity distributions (payable over your lifetime) is also calculated differently under the 1994 Code. Since Puerto Rico residents are also subject to U.S. income tax on all income other than income sourced to Puerto Rico, and the IRS issued guidance in 2004 which indicated that the income from an annuity contract issued by a U.S. life insurer would be considered U.S. source income, the timing of recognition of income from an annuity contract could vary between the two jurisdictions. Although the 1994 Code provides a credit against the Puerto Rico income tax for U.S. income taxes paid, an individual may not get full credit because of the timing differences. You should consult with a personal tax adviser regarding the tax consequences of purchasing an annuity contract and/or any proposed distribution, particularly a partial distribution or election to annuitize.


NON-RESIDENT ALIENS

Distributions to non-resident aliens ("NRAs") are subject to special and complex tax and withholding rules under the Code with respect to U.S. source income, some of which are based upon the particular facts and circumstances of the Contract Owner, the beneficiary and the transaction itself. As stated above, the IRS has taken the position that income from the Contract received by NRAs is considered U.S. source income. In addition, Annuity Payments to NRAs in many countries are exempt from U.S. tax (or subject to lower rates) based upon a tax treaty, provided that the Contract Owner complies with the applicable requirements. NRAs should seek guidance from a tax adviser regarding their personal situation.

                      INFORMATION INCORPORATED BY REFERENCE
--------------------------------------------------------------------------------

Under the Securities Act of 1933, the Company has filed with the Commission a registration statement (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits, and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts.


The Company's latest annual report on Form 10-K has been filed with the Commission. It is incorporated by reference into this prospectus. The Form 10-K for the period ended December 31, 2005 contains additional information about the Company, including audited consolidated financial statements for the Company's latest fiscal year. The Company filed its Form

10-K on March 31, 2006 via Edgar File No. 033-03094. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act (such as quarterly and periodic reports) or proxy or information statements filed pursuant to Section 14 of the Exchange Act since the end of the fiscal year ending December 31, 2005 are also incorporated by reference into this prospectus.


There have been no material changes in the Company's affairs which have occurred since the end of the latest fiscal year for which audited consolidated financial statements were included in the latest Form 10-K or which have not been described in a Form 10-Q or Form 8-K filed by the Company under the Exchange Act.



If requested, the Company will furnish, without charge, a copy of any and all of the reports or documents that have been incorporated by reference into this prospectus. You may direct your requests to the Company at Annuity Operations and Services, One Cityplace, 185 Asylum Street, Hartford, CT 06103-3415. The telephone number is 1-800-233-3591. You may also access the incorporated reports and other documents at www.metlife.com.


You may also read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at (http://www.sec.gov).

                                     EXPERTS
--------------------------------------------------------------------------------

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of the Company, its authority to issue such Contracts under Connecticut law and the validity of the forms of the Contracts under Connecticut law have been passed on by legal counsel for the Company.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The consolidated financial statements of The Travelers Insurance Company (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the acquisition of the Company by MetLife Inc. on July 1, 2005 and the application of the purchase method of accounting to the assets and liabilities of the Company as required by the U.S. Securities and Exchange Commission Staff Accounting Bulletin 5.J., PUSH DOWN BASIS OF ACCOUNTING REQUIRED IN CERTAIN LIMITED CIRCUMSTANCES and such assets and liabilities were measured at their fair values as of the acquisition date in conformity with Statement of Financial Accounting Standards No.141, BUSINESS COMBINATIONS) as of December 31, 2005 and the related consolidated statements of income, stockholder's equity, and cash flows for the six months ended December 31, 2005 (SUCCESSOR), and June 30, 2005 (PREDECESSOR) and the consolidated financial statement schedules as of December 31, 2005 (SUCCESSOR), and the six months ended December 31, 2005 (SUCCESSOR), and June 30, 2005 (PREDECESSOR) incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The principal business address of Deloitte & Touche LLP is Two World Financial Center, New York, New York 10281-1414.

The consolidated financial statements and schedules of The Travelers Insurance Company and subsidiaries as of December 31, 2004 and for each of the years in the two-year period ended December 31, 2004, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering The Travelers Insurance Company and subsidiaries refer to changes in the Company's methods of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004 and for variable interest entities in 2003.

                                   APPENDIX A
--------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT

The application of a Market Value Adjustment may adjust up or down you account value. The following describes the amount the Market Value Adjustment applies to:

Maturity Value = [(CURRENT ACCOUNT VALUE - FI) X ((1+iG)^(t/365))]

Market Adjusted Value = [(MATURITY VALUE) X (1/(1+iC+0.005)^(T/365))]


      where: "FI" is the available free interest credited for the previous certificate year, "iG" is the Guaranteed Credited rate as stated on the contract specification page, "iC" is the current Guaranteed Interest Rate for a Guarantee Period of "t" days, where "t" is the number of days remaining in the Guarantee Period adjusted for leap years.


The total amount available to customers, prior to any charges or premium taxes, is:

      Market Adjusted Value + free interest

The current Guaranteed Interest Rate is declared periodically by the Company and is the rate (straight line interpolation between whole years) which the Company is then paying on premiums paid under this class of Contracts with the same maturity date as the purchase payment to which the formula is being applied.

                    ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:                       $50,000.00
Guarantee Period:                       5 Years
Guaranteed Interest Rate:               5.50% Effective Annual Rate

The following examples illustrate how the Market Value Adjustment may affect the values of your Contract. In these examples, a Purchase Payment of $50,000 was made to the Contract. After one year of the guarantee period, the Account Value (I.E., the Purchase Payment plus accumulated interest) would be $52,750.

The Market Adjusted Value is calculated based on your then current account value less any available free interest, and is based on a rate the Company is crediting at the time on new Purchase Payments of the same term-to-maturity as the time remaining in your Guarantee Period. One year after the Purchase Payment was made, you would have four years remaining in the five-year Guarantee Period.

EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

A negative Market Value Adjustment results when interest rates have increased since the date the Purchase Payment was made. Assume interest rates have increased one year after the Purchase Payment and the Company is crediting 7% for a four-year Guarantee Period.

The Maturity Value would be:

      $61,941.23 = ($52,750.00 - $2,750) X (1 + .055)^4

The Market Adjusted Value would be:

      $46,381.63 = [(61,941.23) X (1/(1+.07+.005)^4)]

Total amount available, prior to charges and premium taxes:

      $49,131.63 = $46,381.63 + $2,750.00

EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

A positive Market Value Adjustment results when interest rates have decreased since the date the Purchase Payment was made. Assume interest rates have decreased one year after the Purchase Payment and the Company is crediting 3.50% for a four-year Guarantee Period.

The Maturity Value would be:

      $61,941.23 = ($52,750.00 - $2,750) X (1/(1+.035+.055)^4)]

The Market Adjusted Value would be:

      $52,947.62 = [(61,941.23) X (1/(1+.035+0.005)^4)]

Total amount available, prior to charges and premium taxes:

      $55,697.62 = $52,947.62 + $2,750.00

These examples illustrate what may happen when interest rates increase or decrease from the beginning of a Guarantee Period. A particular Market Value Adjustment may have a greater or lesser impact than that shown in these examples, depending on how much interest rates have changed since the beginning of a Guarantee Period and the amount of time remaining to maturity. In addition, a surrender charge may be assessed on surrenders made before the Purchase Payment has been under the Contract for five years.

                                   APPENDIX B
--------------------------------------------------------------------------------

Plans eligible to purchase the Contract are pension and profit sharing plans qualified under ss.401 (a) of the Internal Revenue Code, Section 403(b) ERISA plans, and eligible state deferred compensation plans under ss.457 of the Code ("Qualified Plans"). Trustees should consider whether the Plan permits the investment of Plan assets in the Contract, the distribution of such an annuity and payment of death benefits in accordance with the requirements of the federal income tax rules. Assuming continued Plan qualification and operation, earnings on Plan assets will accumulate value on a tax-deferred basis even if the Plan is not funded by this Contract. Trustees therefore should consider features of the Contract other than tax-deferral before investing in the Contract. In addition, because required minimum distributions must generally begin for annuitants after age 70 1/2, trustees should consider whether that the Contract may not be an appropriate purchase for annuitants approaching or over age 70 1/2.

To apply for this Contract, the trustee or other applicant must complete an application or purchase order for the Group Annuity Contract and make a Purchase Payment. A Group Annuity Contract will then be issued to the applicant. While certificates may or may not be issued, each Purchase Payment is confirmed to the contract owner. Surrenders under the Group Annuity Contract may be made at the election of the contract owner, from the Account established under the Contract. Account surrenders are subject to the same limitations, adjustments and charges as surrenders made under a certificate (see "Surrenders"). Cash Surrender Values may be taken in cash or applied to purchase annuities for the Contract Owners' Qualified Plan participants.

Because there might not be individual participant accounts, the qualified Group Annuity Contract issued in connection with a Qualified Plan may not provide for death benefits. Annuities purchased for Qualified Plan participants may provide for a payment upon the death of the Annuitant depending on the option chosen (see "Annuity Options"). Additionally, since there might not be Annuitants prior to the actual purchase of an Annuity by the contract owner, the provisions regarding the Maturity Date may not be applicable.

                                     T-MARK


                      MODIFIED GUARANTEED ANNUITY CONTRACTS

                                    ISSUED BY

                    METLIFE INSURANCE COMPANY OF CONNECTICUT*
                                  ONE CITYPLACE
                        HARTFORD, CONNECTICUT 06103-3415

--------------------------------------------------------------------------------
*The Travelers Insurance Company has filed for approval to change its name to MetLife Insurance Company of Connecticut. The change will be effective May 1, 2006 pending regulatory approval. You will receive a Contract endorsement notifying you of the name change once it has occurred.
--------------------------------------------------------------------------------


Book 27                                                              May 1, 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Estimate of Printing Costs: $4,000.00

Cost of Independent Auditors: $5,600.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 33-770 ET SEQ. inclusive of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and officers of Connecticut corporations provides in general that Connecticut corporations shall indemnify their officers, directors and certain other defined individuals against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred in connection with proceedings against the corporation. The corporation's obligation to provide such indemnification generally does not apply unless (1) the individual is wholly successful on the merits in the defense of any such proceeding; or (2) a determination is made (by persons specified in the statute) that the individual acted in good faith and in the best interests of the corporation and in all other cases, his conduct was at least not opposed to the best interests of the corporation, and in a criminal case he had no reasonable cause to believe his conduct was unlawful; or (3) the court, upon application by the individual, determines in view of all of the circumstances that such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. With respect to proceedings brought by or in the right of the corporation, the statute provides that the corporation shall indemnify its officers, directors and certain other defined individuals, against reasonable expenses actually incurred by them in connection with such proceedings, subject to certain limitations.

C.G.S. Section 33-778 provides an exclusive remedy; a Connecticut corporation cannot indemnify a director or officer to an extent either greater or lesser than that authorized by the statute, E.G., pursuant to its certificate of incorporation, by-laws, or any separate contractual arrangement. However, the statute does specifically authorize a corporation to procure indemnification insurance to provide greater indemnification rights. The premiums for such insurance may be shared with the insured individuals on an agreed basis.

The Registrant's parent, MetLife, Inc. ("MetLife") has secured a Financial Institutions Bond in the amount of $50,000,000, subject to a $5,000,000 deductible. MetLife also maintains Directors' and Officers' Liability insurance coverage with limits of $400 million under which the Registrant and Registrant's underwriter, as well as certain other subsidiaries of MetLife are covered.

RULE 484 UNDERTAKING


Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

      NONE

ITEM 16. EXHIBITS

(a)   Exhibits

EXHIBIT
 NUMBER       DESCRIPTION
              -----------

  1. Underwriting Agreement. Distribution and Principal Underwriting Agreement. (Incorporated herein by reference to Exhibit 1 to the Registration Statement on Form S-2, File No. 333-51804 filed December 14, 2000.)

  2.          None.

  3(a). Charter of The Travelers Insurance Company, as amended on October 19, 1994. (Incorporated herein by reference to Exhibit 3(a) to the Registration Statement on Form N-4, File No. 333-40193 filed November 17, 1997).

  3(b) By-Laws of The Travelers Insurance Company, as amended on October 20, 1994. (Incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4, File No. 333-40193 filed November 17, 1997.)

  4. Contracts. (Incorporated herein by reference to Exhibit 4 to Post-Effective Amendment No. 8 to the Registration Statement on Form S-2, File No. 33-33691 filed April 29, 1996.)

  5. Opinion Re: Legality, Including Consent. (Incorporated herein by reference to Exhibit 5 to Post-Effective Amendment No. 10 to the Registration Statement on Form S-2, File No. 33-33691 filed April 9, 1998.)

  8.          None.

  9.          None.

  10          None.

  11.         None.

  12.         None.

  13.         None.

  15.         None.

  16.         None.


  23(a). Consent of KPMG LLP, Independent Registered Public Accounting Firm. Filed herewith.

  23(b). Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm. Filed herewith.

  23(b).      Consent of Counsel (see Exhibit 5).

  24. Powers of Attorney authorizing Michele H. Abate, John E. Connolly, Jr., James L. Lipscomb, Gina C. Sandonato, Myra L. Saul, Paul G. Cellupica, Richard S. Colllins, and Marie C. Swift to act as signatory for C. Robert Henrikson, Leland C. Launer, Jr., Lisa M. Weber, Stanley J. Talbi, and Joseph J. Prochaska, Jr. (Incorporated by reference to Exhibit 24 to the Registration Statement on Form S-1, File No. 33-33691 filed March 6, 2006.)


  25.         None.

  26.         None.

  27.         None.


(b) Financials pursuant to Regulation S-X. Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2005 (File No. 033-33691), as filed with the Commission on March 31, 2006 (Accession No. 0000950144-06-003059) and by reference to Form 10-Q for the period ended September 30, 2005 (File No. 033-33691), as filed with the Commission on November 18, 2005 (Accession No. 0000950123-05-013893).

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

            i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes as follows, pursuant to Item 512(h) of Regulation S-K:

      (h)   Request for Acceleration of Effective Date:

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on April 26, 2006.

                         THE TRAVELERS INSURANCE COMPANY
                                  (Registrant)


                               By: /s/ Bennett Kleinberg
                                   Bennett Kleinberg, Vice President and Actuary

Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed by the following persons in the capacities indicated on April 26, 2006.


/s/ C. Robert Henrikson*              Director, Chairman, President and Chief
----------------------------------    Executive Officer
C. Robert Henrikson


/s/ Stanley J. Talbi*                 Senior Vice President and Chief Financial
----------------------------------    Officer
Stanley J. Talbi


/s/ Jospeh J. Prochaska, Jr.*         Senior Vice President and Chief Accounting
----------------------------------    Officer
Jospeh J. Prochaska, Jr.


/s/ Steven A. Kandarian*              Executive Vice President and Chief
----------------------------------    Investment Officer
Steven A. Kandarian


/s/ Leland C. Launer, Jr.*            Director
Leland C. Launer, Jr.


/s/ Lisa M. Weber*                    Director
Lisa M. Weber


*BY: /s/ Myra L. Saul
----------------------------------
Myra L. Saul, Attorney-in-Fact

                                  EXHIBIT INDEX
EXHIBIT
 NUMBER      DESCRIPTION


  23(a).     Consent of KPMG LLP, Independent Registered Public Accounting Firm.
  23(b).     Consent of Deloitte & Touche LLP, Independent Registered Public
             Accounting Firm.